SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant {X}

  Filed by a Party other than the Registrant {_}

  Check the appropriate box:
  {_}  Preliminary Proxy Statement
  {_} Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  {_}  Definitive Proxy Statement
  {X}  Definitive Additional Materials
  { }  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      GREAT WESTERN FINANCIAL CORPORATION
                   -----------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  {X}  No fee required.

  {_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

       (4)  Proposed maximum aggregate value of transactions: ________________

       (5)  Total fee paid.
  --------
  {_}  Fee paid previously with preliminary materials.

  {_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid: __________________________________________

       (2)  Form, Schedule or Registration Statement No.: ____________________

       (3)  Filing Party: ____________________________________________________

       (4)  Date Filed: ______________________________________________________


                                -- IMPORTANT ALERT --

                        THIS IS NOT A DUPLICATE MAILING!

     Our May 20th letter to you accompanies both the GREEN AND GOLD voting instruction forms relating to the upcoming Special and Annual Meetings. However, due to computer-processing requirements, it was necessary to mail the GOLD and GREEN voting instruction forms in separate envelopes, each accompanied by a copy of the May 20 letter. We apologize for any inconvenience this may cause.

     WE URGE YOU TO PROTECT THE VALUE OF YOUR INVESTMENT BY SIGNING, DATING AND RETURNING BOTH THE GREEN AND GOLD VOTING INSTRUCTION FORMS TODAY.

     If you have any questions about how to vote your shares, please call our proxy solicitor, Georgeson & Company Inc., toll-free at 1-800-223-2064.

     Thank you for your support.

     GREAT WESTERN FINANCIAL CORPORATION